
                                                PERFORMANCE CALCULATION

                                            COLONIAL US FUND FOR GROWTH - CLASS A

                                                     Year Ended: 6/30/96

                                                     Inception Date: 7/1/92



                                                                          Since Inception
                          1 Year Ended 6/30/96                           7/1/92 to 6/30/96

                      Standard         Non-Standard                 Standard      Non-Standard

 Initial Inv.         $1,000.00          $1,000.00                  $1,000.00        $1,000.00
 Max. Load                 5.75%                                         5.75%

 Amt. Invested          $942.50          $1,000.00                    $942.50        $1,000.00
 Initial NAV             $13.26             $13.26                     $10.00           $10.00
 Initial Shares          71.078             75.415                     94.250          100.000

 Shares From Dist.        6.337              6.722                     20.719           21.981
 End of Period NAV       $14.47             $14.47                     $14.47           $14.47

 Total Return             12.02%             18.85%                     66.36%           76.51%

 Average Annual
  Total Return            12.02%             18.85%                     13.56%           15.25%

                                                   PERFORMANCE CALCULATION

                                            COLONIAL US FUND FOR GROWTH - CLASS B

                                                      Year Ended: 6/30/96

                                                      Inception Date: 7/1/92



                                                                             Since Inception
                              1 Year Ended 6/30/96                         7/1/92 to 6/30/96

                         Standard      Non-Standard                   Standard       Non-Standard

    Initial Inv.        $1,000.00         $1,000.00                   $1,000.00        $1,000.00

    Amt. Invested       $1,000.00         $1,000.00                   $1,000.00        $1,000.00
    Initial NAV            $13.18            $13.18                      $10.00           $10.00
    Initial Shares         75.873            75.873                     100.000          100.000

    Shares From Dist.       6.235             6.235                      19.063           19.063
    End of Period NAV      $14.36            $14.36                      $14.36           $14.36

    CDSC                     5.00%                                         3.00%
    Total Return            12.91%            17.91%                      67.97%           70.97%

    Average Annual
     Total Return           12.91%            17.91%                      13.83%           14.34%

                                                 PERFORMANCE CALCULATION

                                            COLONIAL US FUND FOR GROWTH - CLASS D

                                                     Year Ended: 6/30/96

                                                     Inception Date: 7/1/94



                                                                           Since Inception
                             1 Year Ended 6/30/96                        7/1/94 to 6/30/96

                        Standard       Non-Standard                 Standard       Non-Standard

  Initial Inv.          $1,000.00        $1,000.00                  $1,000.00        $1,000.00
  Max. Load                  1.00%                                       1.00%

  Amt. Invested           $990.00        $1,000.00                    $990.00        $1,000.00
  Initial NAV              $13.24           $13.24                     $11.46           $11.46
  Initial Shares           74.773           75.529                     86.387           87.260

  Shares From Dist.         6.182            6.245                     14.007           14.149
  End of Period NAV        $14.41           $14.41                     $14.41           $14.41

  CDSC                       1.00%
  Total Return              15.66%           17.84%                     44.67%           46.13%

  Average Annual
   Total Return             15.66%           17.84%                     20.25%           20.85%